AMENDMENT TO

CLASS A WARRANT TO PURCHASE COMMON STOCK

This Amendment (this “Amendment”) is entered into as of August 19, 2016, by and between BIM Homes, Inc., a Delaware corporation (the “Company”), and Jason Offenhartz (the “Holder”) to that certain Class A Warrant Certificate for the Purchase of Shares of Common Stock of the Company dated June 17, 2016 issued by the Company to the Holder (the “Class A Warrant”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Class A Warrant.

RECITALS

WHEREAS, pursuant to the terms of the Class A Warrant (a copy of which is attached hereto as Exhibit A), the Company issued an aggregate of 15,000 warrants to Holder, which may be exercised until August 30, 2016 (“Expiration Date”), to acquire up to an aggregate of 15,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $4.00 per share of Common Stock; and

WHEREAS, the Company and the Holder wish to amend the Class A Warrant as set forth below to extend the Expiration Date of the Class A Warrant from August 30, 2016 to August 30, 2017.

AGREEMENT

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Amendment to Expiration Date. The expiration date of the Class A Warrant in the initial paragraph (preamble) of the Class A Warrant is hereby amended by replacing the date “August 30, 2016” with the date “August 30, 2017” and all references in the Class A Warrant to “Expiration Date” shall mean and refer to the expiration date as so extended.

2. Conflict. In the event of any conflict between the provisions of this Amendment and the Class A Warrant, the provisions of this Amendment shall govern.

3. No Other Changes. Except as specifically amended by this Amendment, all other provisions of the Class A Warrant shall remain in full force and effect. This Amendment shall not constitute or operate as a waiver of, or estoppel with respect to, any provisions of the Class A Warrant by either party hereto.

4. Applicable Law. This Amendment and the rights and obligations of the parties hereunder shall be construed and governed by the laws of the State of California.

5. Counterparts and Electronic Signatures. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original agreement and both of which shall constitute one and the same agreement. The counterparts of this Amendment may be executed and delivered by facsimile or other electronic signature (including portable document format) by either of the parties and the receiving party may rely on the receipt of such document so executed and delivered electronically or by facsimile as if the original had been received.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first indicated above.

THE COMPANY

BIM Homes, Inc.

By:	/s/ Milan Saha
Name:	Milan Saha
Title:	Chief Executive Officer and President

THE HOLDERs

/s/ Jason Offenhartz
Jason Offenhartz

[Signature page to Amendment to Class A Warrant]

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EXHIBIT A

CLASS A WARRANT

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